UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2019

United Financial Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Asylum Street, Hartford, Connecticut	06103
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBNK	NASDAQ Global Select Stock Market

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of United Financial Bancorp, Inc. (the “Company”) was held on May 13, 2019 (the “Annual Meeting”). There were 50,765,241 shares of Common Stock eligible to be voted at the Annual Meeting and 43,633,705 shares were represented at the meeting by the holders thereof, which constituted a quorum. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	Two Directors were re-elected at the Annual Meeting, Paula A. Aiello and Kevin E. Ross, to serve for four-year terms by the following vote:

Director	For	Against	Abstain	Non-Vote
Paula A. Aiello	32,646,176	5,091,449	48,186	5,847,894
Kevin E. Ross	32,580,307	5,122,471	83,033	5,847,894

2.
Approval of the Company’s executive compensation as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in the Proxy Statement.

For	Against	Abstain	Non-Vote
31,895,466	5,569,907	320,438	5,847,894

3.	Ratification of the appointment of Wolf and Company, P.C. as independent auditors of the Company for the year ending December 31, 2019 was approved by the stockholders by the following vote:

For	Against	Abstain
41,915,847	1,622,192	95,666

There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2019	UNITED FINANCIAL BANCORP, INC. Registrant

	By:	/s/ Eric R. Newell
Eric R. Newell Executive Vice President/ Chief Financial Officer